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EX-21.1

                   SIGNIFICANT SUBSIDIARIS OF THE REGISTRANT

                                                                    EXHIBIT 21.1



             SIGNIFICANT SUBSIDIARIES OF NAVIGANT CONSULTING, INC.

Name                       State of Incorporation      Doing Business As
----                       ----------------------      -----------------

LECG, Inc.                 California                  Peterson Worldwide LLC

Peterson Consulting LLC    Illinois                    Navigant Consulting LLC

Strategic Decisions Group  California                  Navigant Consulting, Inc.